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                                                                    Exhibit 99.1

                            Certification Pursuant to

                             18 U.S.C. Section 1350,

                             As Adopted Pursuant to

                  Section 906 of the Sarbanes-Oxley Act of 2002



     In connection with the Quarterly Report of Sterling Bancshares, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, J. Downey Bridgwater, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. (S)1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated: August 13, 2002                    /s/ J. Downey Bridgwater
                                          --------------------------------------
                                          J. Downey Bridgwater
                                          President and Chief Executive Officer
                                          Sterling Bancshares, Inc.